UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

On February 28, 2011, the Company closed on the issuance of 1,186,240 shares of Company common stock for an aggregate purchase price of $10,000,003.20 pursuant to a Purchase Agreement, dated as of August 17, 2010 (the “2010 Purchase Agreement”), between the Company and Gores Radio Holdings, LLC. The 2010 Purchase Agreement was entered into as a part of the amendments to the debt agreements entered into by the Company and its lenders on August 17, 2010. A copy of the 2010 Purchase Agreement was previously filed with the SEC as Exhibit 10.2 to the Company’s 10-Q on August 19, 2010.

The issuance and sale of the Common Shares contemplated by the Purchase Agreement are exempt from registration under the Securities Act and/or Regulation D promulgated under the Securities Act. Gores has represented to the Company that it is an “accredited investor” as defined in Regulation D and that such securities are being acquired for investment. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: February 28, 2011

By: /s/ David Hillman
       Name: David Hillman
       Title: Chief Administrative Officer; EVP,
                 Business Affairs; General Counsel and
                 Secretary